Exhibit 99.1
Lightning eMotors Reports Financial Results
for Second Quarter 2023

•GAAP revenue of $7.9 million, the second highest quarterly revenue in company history
•Adjusted revenue of $8.2 million from sales of 70 units, excluding $0.3 million of recall-related costs
•Produced 46 units during the quarter, consisting of vehicles, powertrains, and mobile DC fast chargers
•Nearly 5 million driven miles, compared to 2.2 million a year ago
•Full year revenue guidance of $35-45 million

LOVELAND, Colorado, August 14, 2023 – Lightning eMotors, a leading provider of zero-emission powertrains and medium-duty and specialty commercial electric vehicles for fleets, today announced consolidated results for the second quarter ended June 30, 2023.

“The second quarter represented the second highest quarterly revenue in our history,” stated Tim Reeser, Lightning Co-founder and CEO. “With the supply issues and associated disruption from the Romeo battery issue now behind us, we are ramping production of our new ZEV4 trucks and buses to meet the growing demand and charting a path towards positive gross margin. We also delivered the first customer units of our Mobile DC Fast Charger and are seeing strong interest in this product.”

Continued Reeser, “During the end of Q2 and into the second half of 2023, we have seen our cash needs reduce materially as we sell through the finished goods inventory built over the last several quarters and use the existing raw materials inventory to build to meet new orders. In addition, we continue to see the benefits of previous cost reduction actions and are well positioned from an inventory perspective to meet our full-year guidance with minimal incremental purchases. While we convert our inventory to cash, we will also continue to seek additional sources of capital in order to strengthen our overall liquidity outlook.”

GAAP revenue was impacted by $0.3 million from the booking of apportioned cost of an accommodation we made to support our customers, as we bought back vehicles with defective Romeo batteries.

Second Quarter 2023 Financial Results

Second quarter production was 46 units, down from 74 units in the first quarter of 2022. Unit sales were 70, compared to 36 in the year-ago quarter. Second quarter revenue was $7.9 million, compared to $3.5 million for the prior year quarter. Excluding customer refunds related to the Romeo battery recall, adjusted revenue was $8.2 million.

Second quarter net loss was $21.4 million, or $3.70 per share, compared to net income of $35.7 million, or $6.94 per diluted share, during the second quarter of last year.

Second quarter adjusted EBITDA loss was $17.1 million, compared to a loss of $13.9 million during the same period in the prior year. Adjusted revenue and adjusted EBITDA are non-GAAP measures. See explanatory language and reconciliation to the GAAP measures below.

Guidance

Based on current demand and supply conditions, the Company expects:

•2023 revenue to be in the range of $35 million to $45 million
•2023 unit sales to be in the range of 300 to 350 units
•2023 unit production to be in the range of 200 to 230 units

We have reduced the top end of our annual revenue guidance from $50 million to $45 million and also lowered the top end of the unit sales accordingly. We reduced the top end of the revenue and unit sales to reflect a change made to conserve cash. We are now only ordering inventory for firm orders, and while we may receive additional orders during the second half of this year we may not be able to obtain the inventory needed to complete the builds in the fourth quarter. We also lowered the unit production range to reflect both the change to a build-to-order model and because we still have a material amount of finished goods inventory to sell.

Webcast and Conference Call Information

Company management will host a conference call on Monday, August 14, 2023, at 4:30 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s second quarter update presentation by logging onto the Investor Relations section of the Company's website at ir.lightningemotors.com.

The conference call can be accessed live over the phone by dialing (877) 407-6910 (domestic) or +1 (201) 689-8731 (international).

About Lightning eMotors

Lightning eMotors (NYSE: ZEV) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle solutions for commercial fleets since 2018 – including cargo and passenger vans, ambulances, shuttle buses, Type A school buses, work trucks, city buses, and motor coaches. The Lightning eMotors team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at lightningemotors.com.

Investor Relations Contact:
Brian Smith
(800) 223-0740
ir@lightningemotors.com

Media Relations Contact:
Nick Bettis
(800) 223-0740
pressrelations@lightningemotors.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Lightning eMotors (including guidance), its product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and expenses, its expectations regarding the availability and timing of components and supplies and the business plans of Lightning eMotors’ management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors considering their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors, many of which are described in our most recent annual report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission, include, but are not limited to: (i) those related to our operations and business and financial performance; (ii) our ability to service our debt; (iii) our ability to have access to an adequate supply of batteries, motors, chassis and other critical components for our vehicles on the timeline we expect (iv) our ability to attract and retain customers; (v) our ability to generate revenue or sales; (vi) the success of our customers' development programs which will drive future revenues; (vii) our ability to execute on our business strategy; (viii) our ability to compete effectively; (ix) our ability to maintain the New York Stock Exchange’s listing standards, (x) potential business and supply chain disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xi) macroeconomic factors, including current global and regional market conditions, commodity prices, inflation and deflation; (xii) federal, state, and local laws, regulations and government incentives, particularly those related to the commercial electric vehicle market; (xiii) the volatility in the price of our securities due to a variety of factors, including changes in the competitive industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in the capital structure; (xiv) planned and potential business or asset acquisitions or combinations; (xv) the size and growth of the markets in which we operate; (xvi) the mix of products utilized by our customers and such customers’ needs for these products and their ability to obtain financing; (xvii) market acceptance of new product offerings; and (xviii) our funding and liquidity plans. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

Lightning eMotors, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$12,620	$56,011
Accounts receivable, net of allowance of $2,041 and $2,028 as of June 30, 2023 and December 31, 2022, respectively	8,660	9,899
Inventories	57,147	47,066
Prepaid expenses and other current assets	6,679	9,401
Total current assets	85,106	122,377
Property and equipment, net	12,971	11,519
Operating lease right-of-use asset, net	7,072	7,735
Other assets	2,010	1,928
Total assets	$107,159	$143,559
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$10,255	$7,961
Accrued expenses and other current liabilities	7,853	6,270
Warrant liability	10	60
Current debt, net of debt discount	53,290	—
Total current liabilities	73,230	15,940
Long-term debt, net of debt discount	2,982	62,103
Operating lease obligation, net of current portion	6,772	7,735
Derivative liability	2	78
Earnout liability	446	2,265
Other long-term liabilities	794	880
Total liabilities	84,226	89,001
Stockholders’ equity
Preferred stock, par value $0.0001, 1,000,000 shares authorized and no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.0001, 250,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 6,144,553 and 4,492,157 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	234,209	220,951
Accumulated deficit	(211,277)	(166,394)
Total stockholders’ equity	22,933	54,558
Total liabilities and stockholders’ equity	$107,159	$143,559

Lightning eMotors, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue, net of customer refunds	$7,916	$3,536	$9,227	$8,948
Cost of revenues	12,933	4,889	21,085	12,611
Gross loss	(5,017)	(1,353)	(11,858)	(3,663)
Operating expenses
Research and development	1,381	1,810	3,468	3,752
Selling, general and administrative	13,025	12,559	27,873	24,158
Total operating expenses	14,406	14,369	31,341	27,910
Loss from operations	(19,423)	(15,722)	(43,199)	(31,573)
Other (income) expense, net
Interest expense, net	3,492	3,849	6,621	7,710
(Gain) loss from change in fair value of warrant liabilities	(44)	(1,126)	(50)	(1,314)
(Gain) loss from change in fair value of derivative liability	(24)	(10,087)	(63)	(12,642)
(Gain) loss from change in earnout liability	(1,413)	(44,131)	(1,819)	(50,303)
(Gain) loss on extinguishment of debt	—	—	(2,965)	—
Other expense (income), net	14	35	(40)	(6)
Total other (income) expense, net	2,025	(51,460)	1,684	(56,555)
Net income (loss)	$(21,448)	$35,738	$(44,883)	$24,982
Net income (loss) per share, basic	$(3.70)	$9.48	$(8.47)	$6.64
Net income (loss) per share, diluted	$(3.70)	$6.94	$(8.47)	$4.70
Weighted-average shares outstanding, basic	5,800,106	3,770,406	5,299,921	3,763,443
Weighted-average shares outstanding, diluted	5,800,106	4,260,511	5,299,921	4,264,065

Lightning eMotors, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$(44,883)	$24,982
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,213	768
Provision for doubtful accounts	1,942	498
Provision for inventory obsolescence and write-downs	2,864	777
Loss (gain) on disposal of fixed asset	—	37
Gain on extinguishment of debt	(2,965)	—
Change in fair value of warrant liability	(50)	(1,314)
Change in fair value of earnout liability	(1,819)	(50,303)
Change in fair value of derivative liability	(63)	(12,642)
Stock-based compensation	2,801	2,408
Amortization of debt discount	4,170	4,413
Non-cash impact of operating lease right-of-use asset	663	551
Issuance of common stock for debt	468	—
Changes in operating assets and liabilities:
Accounts receivable	(4,645)	1,843
Inventories	(9,003)	(11,382)
Prepaid expenses and other assets	2,702	(2,658)
Accounts payable	2,294	1,186
Accrued expenses and other liabilities	611	1,658
Net cash used in operating activities	(43,700)	(39,178)
Cash flows from investing activities
Purchase of property and equipment	(2,539)	(3,930)
Proceeds from disposal of property and equipment	—	—
Net cash used in investing activities	(2,539)	(3,930)
Cash flows from financing activities
Payments on finance lease obligations	(92)	(35)
Proceeds from exercise of stock options	10	123
Tax withholding payment related to net settlement of equity awards	(14)	(108)
Net cash provided by (used in) financing activities	2,848	(20)
Net (decrease) increase in cash	(43,391)	(43,128)
Cash - Beginning of period	56,011	168,538
Cash - End of period	$12,620	$125,410

Supplemental cash flow information - Cash paid for interest	$2,746	$3,526
Significant noncash transactions
Conversion of notes for common stock	$10,461	$—
Property and equipment included in accounts payable and accruals	48	708
Finance lease right-of-use asset in exchange for a lease liability	(161)	786
Inventory repossessed for accounts receivable	3,942	—

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information among other operational metrics to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) before depreciation and amortization and interest expense. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, stock-based compensation, gains or losses related to the change in fair value of warrant, derivative and earnout share liabilities and other non-recurring costs determined by management, such as gains or losses on extinguishment of debt and losses related to the Romeo battery recall.  EBITDA and adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that using EBITDA and adjusted EBITDA provide an additional tool for investors to use in evaluating ongoing operating results and trends while comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA and adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA on a supplemental basis. You should review the reconciliations of net income (loss) to EBITDA and adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles net income (loss) to EBITDA and adjusted EBITDA for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$(21,448)	$35,738	$(44,883)	$24,982
Adjustments:
Depreciation and amortization	681	407	1,213	768
Interest expense, net	3,492	3,849	6,621	7,710
EBITDA	$(17,275)	$39,994	$(37,049)	$33,460
Stock-based compensation	1,359	1,436	2,801	2,408
(Gain) loss from change in fair value of warrant liabilities	(44)	(1,126)	(50)	(1,314)
(Gain) loss from change in fair value of derivative liability	(24)	(10,087)	(63)	(12,642)
(Gain) loss from change in earnout liability	(1,413)	(44,131)	(1,819)	(50,303)
(Gain) loss on extinguishment of debt	—	—	(2,965)	—
Romeo battery recall	254	—	2,509	—
Adjusted EBITDA	$(17,143)	$(13,914)	$(36,636)	$(28,391)

Adjusted Revenue

Adjusted revenue is defined as revenue before customer refunds. The following table reconciles revenue, net of customer refunds and adjusted revenue for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue, net of customer refunds	$7,916	$3,536	$9,227	$8,948
Customer refunds	254	—	2,509
Adjusted Revenue	$8,170	$3,536	$11,736	$8,948
9